UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2004

SPECTRALINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-28180 (Commission file number)	84-1141188 (IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado (Address of principal executive office)	80301-2848 (Zip code)

303-440-5330
(Issuer’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed from last report)

ITEM 5. OTHER EVENTS.

SpectraLink Corporation announced on April 19, 2004, that Nancy Hamilton will retire and step down as chief financial officer and vice president of finance and administration to pursue personal interests effective April 20, 2004. Ms. Hamilton will remain an employee of the company for the next ninety days to assist in the transition of her responsibilities. Replacing Ms. Hamilton will be David Rosenthal who has accepted the position of chief financial officer, vice president of finance and administration and corporate secretary for SpectraLink, effective immediately.

SpectraLink further announced that Jill Kenney has accepted the position of vice president of sales and marketing effective May 17, 2004. Both Mr. Rosenthal and Ms. Kenney will report to John Elms, SpectraLink president and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION
Date: April 21, 2004	By:	/s/ David I. Rosenthal David I. Rosenthal, Principal Financial and Accounting Officer and on behalf of the Registrant